Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 1 to the Registration Statement of Whitestone REIT on Form S-11 (File No. 333-173209) of our report dated March 1, 2011, included herein and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas

April 25, 2011